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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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                                 FORM 8-K
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                              April 30, 1998
             Date of Report (Date of earliest event reported)

                          ABERCROMBIE & FITCH CO.
          (Exact name of registrant as specified in its charter)

          Delaware                      1-12107                31-1469076
(State of other jurisdiction          (Commission             (IRS Employer
     of incorporation)                  File no.)          Identification No.)

                              Four Limited Parkway East
                               Reynoldsburg, OH 43068
                                   (614) 577-6500
                      (Address of principal executive offices)






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Item 5.  Other Events

      Abercrombie & Fitch Co. (the "Company") and a subsidiary entered into the Credit Agreement dated as of April 30, 1998 among Abercrombie & Fitch Stores, Inc., as Borrower, the Company, as Guarantor, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, and Chase Securities Inc., as Arranger (the "Credit Agreement"). The Credit Agreement relates to up to $150 million of revolving credit of which no amounts are currently outstanding. The funds available under the Credit Agreement will be used for general corporate purposes. The Credit Agreement is attached as Exhibit 4.1 hereto.

      On May 7, 1998, the Company issued the press release attached as Exhibit
99.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

      4.1 Credit Agreement dated as of April 30, 1998 among Abercrombie & Fitch Stores, Inc., as Borrower, the Company, as Guarantor, the Lenders party thereto and The Chase Manhattan Bank, as
           Administrative Agent, and Chase Securities Inc., as Arranger

      99.1 Press release dated May 7, 1998.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ABERCROMBIE & FITCH




                                     By: /s/ Seth R. Johnson
                                         -----------------------------------
                                         Name: Seth R. Johnson
                                         Title: Vice-President and Chief
                                                Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

May 7, 1998


                               EXHIBIT INDEX

4.1 Credit Agreement dated as of April 30, 1998 among Abercrombie & Fitch Stores, Inc., as Borrower, the Company, as Guarantor, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, and Chase Securities Inc., as Arranger

99.1  Press release dated May 7, 1998.